EXHIBIT 1

Buenos Aires, May 13, 2013

Messrs.
NATIONAL SECURITIES COMMISSION
25 de Mayo 175
Subgerencia de Emisoras

Re.:	Relevant Fact (Hecho Relevante). Buenos Aires Stock Exchange revokes listing suspension.

Dear Sirs:

I hereby inform you on behalf of Empresa Distribuidora y Comercializadora Norte S.A. (EDENOR) (the “Company”), in accordance with applicable regulation, that in light of Resolution No. 1/2013 of the Buenos Aires Stock Exchange (“BCBA”), the BCBA has decided to revoke  the suspension of listing of the Company’s Class B Common Shares.  In addition, the BCBA has decided that the Class B Common Shares will trade on a “Reduced Trading” (Rueda Reducida) basis pursuant to Section 38, subsection “d” of the Trading Rules of the Buenos Aires Stock Exchange.

Yours sincerely.

_____________________
Veronica M. Gysin
Deputy Responsible for Market Relations

Empresa Distribuidora y Comercializadora Norte Sociedad Anónima (Edenor S.A.)
Av. del Libertador 6363 – Piso 12 – Buenos Aires, C1428ARG – Argentina – Tel.: 4346-5507 – Fax: 4346-5327